Exhibit 1.1

Full Truck Alliance Co. Ltd.

[•] Class A Ordinary Shares

In the form of American Depositary Shares

Underwriting Agreement

[•], 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036,

U.S.A.

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street, Central

Hong Kong

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

As representatives of the several underwriters named in Schedule I hereto

Ladies and Gentlemen:

Full Truck Alliance Co. Ltd., a Cayman Islands exempted company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom Morgan Stanley & Co. LLC, China International Capital Corporation Hong Kong Securities Limited and Goldman Sachs (Asia) L.L.C. are acting as representatives (the “Representatives”), an aggregate of [•] American Depositary Shares (“ADSs”) each ADS representing [•] of the Company’s Class A ordinary shares, par value $0.00001, and, at the election of the Underwriters, up to [•] additional ADSs. The aggregate of [•] ADSs to be sold by the Company representing [•] Class A ordinary shares are herein collectively called the “Firm ADSs” and the aggregate of [•] additional ADSs to be sold by the Company representing [•] Class A ordinary shares upon the election of the Underwriters pursuant to Section 2 hereof are herein collectively called the “Optional ADSs.” The Firm ADSs and the Optional ADSs are herein collectively called the “ADSs” and the Class A ordinary shares underlying the ADSs are herein collectively called the “Shares.”

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement, dated as of [•], 2021 (the “Deposit Agreement”), among the Company and [•], as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) Filings and Effectiveness. A registration statement on Form F-1 (File No. 333-256564) (the “Registration Statement”) in respect of the ADSs has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Registration Statement, as amended by the post-effective amendment(s) thereto, each in the form heretofore delivered to you, has been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule

462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission; a registration statement on Form F-6 (No. 333-[•]) relating to the ADSs has been filed with the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereafter referred to as the “ADS Registration Statement”); the Company has also filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (No. 001-[•]) (the “Form 8-A Registration Statement”) to register the Shares and the ADSs under Section 12(b) of the Exchange Act; and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto, the ADS Registration Statement, the Form 8-A Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Registration Statement at the time it was declared effective, each as amended at the time such part of the Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), together with the pricing information included on Schedule II hereto is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act (including any presentation slides used in connection with such communication) is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the ADSs is hereinafter called an “Issuer Free Writing Prospectus”); the Company has complied with each request (if any) from the Commission for additional information;

(b) Registration Statements and Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each of the Preliminary Prospectus, the ADS Registration Statement and the Form 8-A Registration Statement, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;

(c) Pricing Prospectus; Issuer Free Writing Prospectus; Roadshow. For the purposes of this Agreement, the “Applicable Time” is [•] [a./p.] m. (New York City time) on the date of this Agreement. The Pricing Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus, at the time each was filed with the Commission, and, in each case, at the Applicable Time and any Time of Delivery, conformed and will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. Each bona fide electronic road show (as defined in Rule 433(h)(5) under the Act), when considered together with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-waters Communication, if any, listed on Schedule II hereto, does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus and each Written Testing-the-waters Communication, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;.

(d) Registration Statement; Prospectus. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date and any Time of Delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof;. Each Pricing Prospectus delivered to the Underwriters for use in connection with this offering contemplated herein and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), except to the extent permitted by Regulation S-T;

(e) Controlled Entities. The subsidiaries and consolidated variable interest entities of the Company and the subsidiaries of the consolidated variable interest entities shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Each Controlled Entity has been duly incorporated and organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect (as defined below). All of the issued and outstanding capital stock of each non-PRC Controlled Entity has been duly authorized and validly issued, is fully paid and non-assessable, all of the registered capital of each PRC Controlled Entity has been duly issued and paid in accordance with applicable PRC laws and their respective articles of association, to the extent such registered capital is required to be paid prior to the date hereof and any Time of Delivery, and the capital stock of the Controlled Entities owned by the Company, directly or through subsidiaries, except for the encumbrance created under the VIE Agreements, is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Controlled Entity that is a “principal subsidiary” as described in the Pricing Prospectus and the Prospectus under the caption “Our History and Corporate Structure” were issued in violation of the preemptive or similar rights of any security holder of such Controlled Entity (the “Principal Subsidiaries”). Other than the Controlled Entities, the Company does not own or control, directly or indirectly, any corporation or entity that is a “significant subsidiary” as defined under Rule 1-02 of Regulation S-X under the Exchange Act; all corporations, associations and entities directly or indirectly owned or controlled by the Company other than the Controlled Entities, collectively, are not material to the Company;

(f) Title to Property. The Company and the Controlled Entities have good and marketable title to all self-owned real property and good and marketable title to all material personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Controlled Entities; and any real property and buildings held under lease by the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to each of the Company and the Principal Subsidiaries;

(g) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(h) Capitalization. The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to their description contained in the Registration Statement, the Pricing Prospectus and the Prospectus; and all of the issued shares of capital stock of each non-PRC subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. All of the registered capital of each PRC subsidiary has been duly paid in accordance with applicable PRC Laws and their respective articles of association, to the extent that such registered capital is required to be paid prior to the date hereof and any Time of Delivery. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or similar rights of any security holder of the Company; except as described in or expressly contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus and except for those created under the VIE Agreements, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Controlled Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary or consolidated variable interest entities, any such convertible or exchangeable securities or any such rights, warrants or options; With respect to the equity awards (the “Equity Awards”) granted pursuant to the stock-based compensation plan of the Company (the “Company ESOP”), (i) each grant of an Equity Award was duly authorized by all necessary corporate action, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was made in accordance with the terms of the Company ESOP and all applicable laws and rules;

(i) Organizational Documents. The memorandum and articles of association or other constitutive or organizational documents of each of the Company and the Controlled Entities comply with the requirements of applicable law in its respective jurisdiction of incorporation and are in full force and effect;

(j) Underlying Shares. The Shares have been duly and validly authorized and, when issued and deposited as provided in the Deposit Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to their description contained in the Registration Statement, the Pricing Prospectus, the Prospectus and the Deposit Agreement will conform in all material respects to its description in the Prospectus. None of the Shares were issued in violation of the preemptive or similar rights of any security holder of the Company;

(k) ADRs. Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement;

(l) No Violation of Section 7 of the Exchange Act. None of the transactions contemplated by this Agreement or the Deposit Agreement (including, without limitation, the use of the proceeds from the sale of the ADSs) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(m) Absence of Manipulation. Neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs;

(n) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any of its affiliates, on the one hand, and any other person, on the other hand, that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(o) No FINRA Affiliations. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its subsidiaries or consolidated variable interest entities or any of their respective officers, directors or, to the knowledge of the Company, 10% or greater security holders or, to the knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially submitted to the Commission.

(p) Registration Rights. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period (as defined herein);

(q) Absence of Existing Defaults and Conflicts Resulting from Transaction; No Consent or Approval. The issue and sale of the Shares and the ADSs and the execution, delivery and performance by the Company of all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Controlled Entity is a party or by which the Company or any Controlled Entity is bound or to which any of the property or assets of the Company or any Controlled Entity is subject, nor will such action result in any violation of the provisions of the certificate of incorporation, memorandum and articles of association or any other organizational document of the Company or any Controlled Entity or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Controlled Entity or any of their properties; and

except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares and the issue and sale of the ADSs or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except the registration under the Act of the ADSs and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters or the approval of the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the ADSs by the Underwriters;

(r) VIE Agreements and Ownership Structure.

(A) The description of the agreements and related information in the Registration Statement, the Pricing Prospectus and the Prospectus relating to the Controlled Entities that are variable interest entities (the “VIEs”), and the shareholders of such VIEs, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”), is fair and accurate in all material respects, and all material agreements relating to the Company’s corporate structure have been so disclosed. Each party to any VIE Agreement has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its obligations under such agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered each such agreement. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability;

(B) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the ownership structure of the Company complies with all laws and regulations of the PRC; there is no legal or governmental proceeding, inquiry or investigation pending against the Company and any of the Controlled Entities which are parties to any of the VIE Agreements in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened or contemplated in any jurisdiction;

(C) The execution, delivery and performance of each VIE Agreement by the parties thereto and the consummation of the transactions contemplated under the VIE Agreements by the parties thereto will not: (X) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company or any Controlled Entity are a party or by which the Company or any Controlled Entity are bound or to which any of the properties or assets of the Company or any Controlled Entity are subject; (Y) result in any violation of the provisions of constitutive documents or business licenses of the Company or any Controlled Entity; or (Z) except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, result in any violation of the laws and regulations of the PRC or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, the Controlled Entity or any of their properties. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto;

(D) No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto except for those that have been obtained and the governmental authorizations and tax filings for the equity transfer upon exercise of the exclusive option agreement under the VIE Agreement; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed; and

(E) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs through its rights to authorize the shareholders of the VIEs to exercise their respective voting rights.

(s) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of the Controlled Entities is (A) in violation of its business license, where applicable, memorandum and articles of association, charter or by-laws or similar organizational document, (B) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Controlled Entity of any court, stock exchange or any government, regulatory body, administrative agency or other governmental body having jurisdiction, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Risk Factors” or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for in the case of (B) and (C), such violations that would not, singly or in the aggregate, result in a Material Adverse Effect;

(t) Transaction Agreements. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement and the Deposit Agreement. This Agreement and the Deposit Agreement have been duly and validly authorized, executed and delivered by the Company and the transactions contemplated hereby and thereby have been duly and validly authorized by the Company. The Deposit Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement and the Deposit Agreement contained in each of the Registration Statement, the Pricing Prospectus and the Prospectus is true and accurate in all material respects;

(u) Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Risk Factors”, the Company and the Controlled Entities possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (the “Licenses”) necessary to the conduct of the business as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus currently conducted by them, except for such as would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below). The Company and the Controlled Entities have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any Controlled Entity, would individually or in the aggregate, (i) result in a material adverse effect on the condition (financial or otherwise), results of operations, management, business, properties or prospects of the Company and the Controlled Entities taken as a whole, or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”) or has any reason to believe that any such Licenses will not be renewed in the ordinary course. All of the Licenses are valid and in full force and effect, except when the lack or invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect;

(v) Absence of Labor Disputes; Compliance with Labor Laws. No labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its or any Controlled Entity exists or, to the knowledge of the Company, is imminent or threatened, except for such dispute, stoppage, slow down or other conflict as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and its Controlled Entities have duly paid the social insurances and housing funds for their respective employees, and are and have been at all times in compliance with all applicable labor laws and regulations except where the failure to pay or noncompliance would not, individually or in the aggregate, have a Material Adverse Effect, and no governmental investigation or proceeding with respect to labor law compliance exists or, to the Company’s knowledge, is imminent;

(w) Material Contracts. Neither the Company nor any of the Controlled Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements specifically referred to or described in the Registration Statement, the Pricing Prospectus and the Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of the Controlled Entities or, to the Company’s knowledge, any other party to any such contract or agreement;

(x) Merger or Consolidation. Neither the Company nor any of its subsidiaries and consolidated variable interest entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and which is not so described.

(y) Possession of Intellectual Property. The Company and the Controlled Entities own or possess adequate rights to use all trademarks, trade names, service marks, domain names and other source identifiers, patent rights, copyrights and copyrightable works, licenses, approvals, trade secrets, inventions, software, technology, know-how and other intellectual property and similar rights, including, as applicable, registrations and applications for registration thereof and goodwill associated therewith (collectively, “Intellectual Property Rights”) used or held for use in, necessary for or material to the conduct of the business now conducted, , and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or any of the Controlled Entities; (ii) to the knowledge of the Company, there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or any of the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or any of such Controlled Entities; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of the Controlled Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (vi) to the knowledge of the Company, none of the Intellectual Property Rights used by the Company or any of the Controlled Entities in their businesses has been obtained or is being used by the Company or any of the Controlled Entities in violation of any contractual obligation binding on the Company or any Controlled Entity in violation of the rights of any persons;

(z) Data Privacy; IT System and Data Security. The Company and its Control Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, the “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Control Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Control Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (the “Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, which had resulted in any Material Adverse Effect. The Company and its Control Entities are currently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(aa) Environmental Laws. Neither the Company nor any of the Controlled Entities is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any offsite disposal or contamination pursuant to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect, or is subject to any claim relating to any Environmental Laws; and the Company is not aware of any pending investigation which might lead to such a claim;

(bb) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and except for any net income, capital gains or franchise taxes imposed on an Underwriter by the People’s Republic of China (the “PRC”), Hong Kong, the Cayman Islands or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriter and the jurisdiction imposing the tax, no stamp, transaction, issuance, registration, capital, business, value-added, documentary or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC, Hong Kong, the Cayman Islands or any political subdivision or taxing authority thereof or therein on or in connection with (A) the issuance of the Shares and their deposit with the Depositary; (B) the issuance of the ADSs by the Depositary; (C) the sale and delivery of the ADSs by the Underwriters as part of the Underwriters’ distribution of the ADSs as contemplated hereunder; (D) the execution, delivery, performance and enforcement of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated thereby, except that stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands;

(cc) Taxes. Each of the Company and the Controlled Entities has timely filed all required tax returns, reports and filings that have been due and such returns, reports and filings are not the subject of any disputes with revenue or other authorities, except where the failure to make any such filings or the existence of any such disputes would not have a Material Adverse Effect. Each of the Company and the Controlled Entities has timely paid all taxes (including any assessments, fines or penalties) required to be paid by it, no tax deficiency has been asserted against the Company or any of the Controlled Entities, and none of the Company or any Controlled Entity has any knowledge of any tax deficiency which might be assessed against it, except (i) with respect to taxes that are being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or (ii) as would not have a Material Adverse Effect;

(dd) Accurate Disclosure. The statements set forth in the Registration Statement, the Pricing Prospectus and Prospectus under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Our History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as they purport to describe legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair;

(ee) Critical Accounting Policies. The statements set forth under the heading “Critical Accounting Policies, Judgments and Estimates” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Prospectus and the Prospectus, accurately and fully describes in all material respects of (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and the Controlled Entities on a consolidated basis and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Pricing Prospectus and the Prospectus, accurately and fully describes (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and the Controlled Entities on a consolidated basis. There are no outstanding guarantees or other contingent obligations of the Company or the Controlled Entities that could reasonably be expected to have a Material Adverse Effect. All governmental tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment obtained by the Company or the Controlled Entities are valid, binding and enforceable;

(ff) Absence of Off-Balance Sheet Transactions. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of the Controlled Entities with unconsolidated entities or other persons.

(gg) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(hh) Statistical and Market-related Data. Any third-party statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consents to the use of such data from such sources to the extent required;

(ii) Insurance. The Company and the Controlled Entities maintain insurance covering their assets, facilities and liabilities against such losses and risks and in such amounts as required by the applicable laws and which the Company reasonably believes is prudent and consistent with industry practices;

(jj) Compliance with Anti-Corruption Laws. None of the Company, or any Controlled Entity or any of their respective directors, officers, or employees, or, to the knowledge of the Company, any affiliate, agent or representatives of the Company or any Controlled Entity, or other person acting on behalf of the Company and the Controlled Entities (i) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of, as applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act (2010), and any other applicable anti-bribery or anti-corruption laws, rules or regulations; (ii) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly to any foreign or domestic (a) government official, (b) government employee or employee of government-owned or controlled entity or of a public international organization, (c) any person acting in an official capacity for or on behalf of any of the foregoing, or (d) political party or official of any political party or any candidate for any political office, in each case in order to influence official action or secure an improper advantage; (iv) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, any bribe, rebate, pay-off, influence payment, kick-back or other unlawful or improper payment or benefit; or (v) will use, directly or indirectly, the proceeds of the offering of the Offered Shares in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. The Company and the Controlled Entities and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with all applicable anti-corruption and anti-bribery laws. The Company and the Controlled Entities have instituted and will continue to maintain, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representations and warranties contained herein;

(kk) Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have been conducted at all times in compliance with, to the extent applicable, financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (including by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or the U.S. PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any Controlled Entity (collectively, the “Money Laundering Laws”) ”), and each of the Company and the Controlled Entities has instituted and maintained policies and procedures designed to ensure continued compliance therewith and with the representation and warranty contained herein and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator with respect to any actual or alleged violation by the Company or any of the Controlled Entities of any Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ll) Compliance with Sanctions Laws. None of the Company, or any Controlled Entity or any of their respective directors, officers, employees, or, to the knowledge of the Company, any affiliate, agent or representatives of or any person acting on behalf of the Company or any Controlled Entity (i) is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by one or more Persons that are (such Persons referred to as “Sanctioned Persons”): (A) the subject or the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Swiss Secretariat of Economic Affairs (“SECO”), the Hong Kong Monetary Authority (“HKMA”), the Monetary Authority of Singapore (“MAS”), or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in, or a national, governmental entity, or agent of, a country or territory that is, or whose government is, the subject or the target of Sanctions that broadly prohibit dealings with that country or territory (including, currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria); or (ii) is engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable Sanctions executive order. The Company represents and covenants that the Company and the Controlled Entities will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, including the Controlled Entities: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or the target of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). The Company represents and covenants that, for the past five years, the Company and the Controlled Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject or the target of Sanctions; other than with respect to the Underwriters, as to which the Company makes no representation, none of the issue and sale of the Offered Shares, the execution, delivery and performance of this Agreement, the consummation of any other transaction contemplated hereby, or the provision of services contemplated by this Agreement to the Company will result in a violation of any of the Sanctions;

(mm) Compliance with SAFE Regulations. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, each of the Company and the Controlled Entities that were incorporated outside of the PRC has taken all reasonable steps to ensure compliance by each of its shareholders, to the knowledge of the Company, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each such shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable SAFE Regulations;

(nn) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the issuance and sale of the ADSs, the listing and trading of the ADSs on the NYSE and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (a) are not and will not be, as of the date hereof or at the Closing Date, as the case may be, materially adversely affected by the PRC Mergers and Acquisitions Rules and (b) do not require the prior approval of the CSRC;

(oo) Payments in Foreign Currency. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the Depositary and then passed on by the Depositary to the holders of the ADSs in United States dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein;

(pp) Absence of Proceedings. There are no actual or pending legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) (“Actions”) to which the Company or any Controlled Entity or any of their respective officers, directors or employees is a party or of which any properties of the Company or any Controlled Entity or any of their respective officers, directors or employees is the subject which, if determined adversely to the Company or any Controlled Entity (or any such officer, director or employee), would individually or in the aggregate have a Material Adverse Effect and to the best of the Company’s knowledge, no such Actions are threatened or contemplated by governmental authorities or threatened by others;

(qq) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required;

(rr) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ss) Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Act;

(tt) PFIC Status. Based on the past and projected composition of its income and assets, and the valuation of its assets, including goodwill, the Company does not expect to be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year or in the foreseeable future;

(uu) Absence of Default and Conflicts Resulting from the Use of Proceeds. The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Controlled Entity or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Controlled Entity or any governmental authorization applicable to any of the Company or any Controlled Entity;

(vv) Payment of Dividends. Except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus, none of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or its other subsidiaries, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or the other subsidiaries any loans or advances to such subsidiary from the Company or the other subsidiaries or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary. Except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus, all dividends declared by a subsidiary in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in United States dollars, subject to the successful completion of PRC formalities required for such remittance, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC;

(ww) Ineligible Issuer Status. At the time of filing the Registration Statement of the ADSs, and at the date hereof, the Company was not and is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Act;

(xx) Accounting Firm. Deloitte Touche Tohmatsu Certified Public Accountants LLP, which has audited consolidated financial statements of the Company and its subsidiaries and consolidated variable interest entities, is an independent registered public accounting firm as required by the Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act;

(yy) Internal and Disclosure Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) ( “Internal Controls”) that comply with the requirements of the Exchange Act to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company, subsequent to the completion of this offering, will maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries and consolidated variable interest entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities. The Company’s internal control over financial reporting and disclosure controls and procedures are effective and, except for the lack of sufficient skilled financial reporting and accounting personnel with appropriate knowledge as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting and disclosure controls and procedures; since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus, there has been (i) no significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated), except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (ii) no adverse change in the Company’s internal control over financial reporting, (iii) no fraud involving management or other employees who have a significant role in Internal Controls and (iv) no violation of, or failure to comply with, the Securities Laws, or any matter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; as used herein, “Securities Laws” means, collectively, the Sarbanes-Oxley Act (as defined below), the Act, the Exchange Act, the rules and regulations of the Commission, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange;

(zz) Financial Statements. The consolidated financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries and affiliated entities as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis; the selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein;

(aaa) Compliance with Sarbanes-Oxley Act. Solely to the extent that the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (the “Sarbanes-Oxley Act”) have been and are applicable to the Company or any of the Company’s directors or officers, in their capacities as such, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act; the Company has taken all necessary actions to ensure that, upon the completion of the offering, it will be in compliance with all provisions of the Sarbanes-Oxley Act that are then in effect and with which the Company is required to comply as of the completion of the offering;

(bbb) No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there has been no material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations or prospects of the Company and the Controlled Entities, taken as a whole, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) none of the Company or its Controlled Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the Controlled Entities as a whole, and (iv) there has been no material adverse change in the capital stock (other than as result of the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus), long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, except in each case as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and the Controlled Entities have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Pricing Prospectus;

(ccc) Validity of the Agreements. Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder (other than nominal stamp duty payable on the enforcement of any documents) save and except that Cayman Islands stamp duty may be payable if the original of any such document is executed in, or brought to, the Cayman Islands;

(ddd) No Personal Liability of Holders. No holder of any ADSs or Shares after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs or Shares; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the ADSs to hold or transfer their securities;

(eee) Validity of Choice of Law. The choice of the law of the State of New York as the governing law of this Agreement or the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and will be honored by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”). The Company has the power to submit, and, pursuant to Section 7.6 of the Deposit Agreement has legally, validly and effectively submitted, to the personal jurisdiction of each New York Court. The Company has the power to designate, appoint and authorize, and pursuant to Section 20 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Deposit Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 20 of this Agreement and Section 7.6 of the Deposit Agreement;

(fff) No Immunity. None of the Company or the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company or any of the Controlled Entities, or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company or such Controlled Entity waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement;

(ggg) Enforceability of Judgment. Except as disclosed in the Registration Agreement, the Pricing Prospectus, and the Prospectus under the caption “Enforcement of Civil Liabilities”, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement, would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation provided that (a) such New York court had proper jurisdiction over the parties subject to such judgment; (b) such New York court did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands;

(hhh) Solvency. At and immediately after each Time of Delivery (as defined in Section 4 hereof), the Company (after giving effect to the issuance of the ADSs, the application of the proceeds therefrom and the other transactions related thereto as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) assuming consummation of the issuance of the ADSs as contemplated by this Agreement, the Deposit Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and

(iii) Listing. The ADSs have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

2. Purchase and Sale of ADSs. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per ADS, the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, such Optional ADSs at the purchase price per ADS set forth in clause (a) of this Section 2.

The Company hereby grants to the Underwriters the right to purchase at their election any or all of the Optional ADSs set forth opposite the name of such underwriter in Schedule I hereto, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs, provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs. Such Optional ADSs shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm ADSs set forth opposite such Underwriter’s name bears to the total number of Firm ADSs (subject to adjustment by the Representatives to eliminate fractions). Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Offering by Underwriters. Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in this Agreement and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter.

4. Delivery of the ADSs. (a) The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”) , for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) or other immediately available funds to the account specified by the Company at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on [•], 2021 or such other time and date as you and the Company may agree upon in writing, and with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date you and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery,” such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery,” (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, will be delivered electronically all at such Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Certain Agreements of the Company. The Company agrees with each of the Underwriters:

(a) Compliance with Securities Regulations and Commission Requests. To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Blue Sky Qualifications. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(c) Delivery of Prospectus. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with the offering or sale of the ADSs by an Underwriter or dealer, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) Rule 158. To make generally available to its security holders as soon as practicable, but in any event not later than the sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) Restriction on Sale of Securities. During the period beginning from the date hereof and continuing to and including the date 180 calendar days after the date of the Prospectus (the “Lock-Up Period”), not to

(i) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, make any short sale, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Act (other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan that is in effect as of the date hereof and disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus) relating to, except as provided hereunder, any ADSs or any securities of the Company that are substantially similar to the ADSs, including but not limited to any options or warrants to purchase ADSs or Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Shares or any such substantially similar securities or publicly disclose the intention to undertake any of the foregoing or

(ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Shares or such other securities, in cash or otherwise (other than (A) the Shares and ADSs to be sold hereunder, (B) pursuant to employee stock option plans that are in effect as of the date hereof and disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus),

(iii) permit the Company’s transfer agent to register any ordinary shares of the Company other than the Shares in the name of the Depositary, or

(iv) permit the Depositary to issue any ADSs, in each case from (i) to (iv) without the prior written consent of the Representatives;

provided, however, that the Company shall be permitted during the Lock-Up Period to (i) issue ordinary shares or securities convertible into or exercisable for ordinary shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise), in each case outstanding on the date hereof and described in the Pricing Prospectus and the Prospectus, provided that the Company shall cause the recipient of such securities to not sell, transfer, pledge or otherwise dispose his or her interest in such securities during the Lock-Up Period; (ii) issue ordinary shares or securities convertible into or exercisable for ordinary shares (whether upon the exercise of stock options or otherwise) or the grant of options to purchase ordinary shares or other equity-based compensation pursuant to share incentive plans or employee share option plans that are in effect as of the date hereof and as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus, provided that the Company shall cause the recipient of such securities to not sell, transfer, pledge or otherwise dispose his or her interest in such securities during the Lock-Up Period ; (iii) deposit ordinary shares with the Depositary for conversion into ADSs in connection with the contemplated issuance of options under the Company’s equity incentive plans that are in effect as of the date hereof and as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus; (iv) facilitate the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares or ADSs of the Company, provided that (a) such plan does not provide for the transfer of ordinary shares or ADSs during the Lock-Up Period and (b) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan; and (v) conduct the concurrent private placements as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(m) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A-2 hereto through a major news service at least two business days before the effective date of the release or waiver.

(f) Reporting Requirements. During a period of five years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that no such reports need be provided if they are available electronically to the public on the website of the Commission;

(g) Use of Proceeds. To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; to not use, directly or indirectly, the net proceeds received by it from the sale of the ADSs pursuant to this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(h) Listing. To use its reasonable efforts to list, subject to notice of issuance, the ADSs on the New York Stock Exchange;

(i) Absence of Manipulation. Neither the Company nor any of its affiliates will take any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs;

(j) Filing of Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the day following the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act;

(k) Furnishing of Trademarks and Corporate Logos. Upon reasonable request of any Underwriter in writing, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “Use License”); provided, however, that the Use License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l) Taxation. [The Company will indemnify and hold harmless the Underwriters against any stamp, transaction, issuance, registration, capital, business, value-added, documentary, transfer tax or any other taxes (excluding any net income, capital gain, profits or franchise taxes imposed on the Underwriters by the PRC, Hong Kong, and the Cayman Islands solely as a result of an Underwriter being a tax resident or operating through a fixed place of business in the jurisdiction imposing such taxes), including any interest or penalties thereon, on the creation, issue, sale and delivery of the Shares and ADSs to the Underwriters and their initial resale by the Underwriters and on the execution, delivery, performance and enforcement of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent of any withholding or deduction that would not have been imposed but for (i) a present or former connection between the recipient and the jurisdiction imposing such taxes, duties or charges, other than a connection arising principally as a result of this Agreement and/or the transactions contemplated hereunder, or (ii) a failure of the recipient to comply, upon the Company’s reasonable request, with any certification or identification requirements concerning the recipient’s nationality, residence, identity or connection with the applicable taxing jurisdiction if the Underwriter is legally entitled to comply with any such requirement and such compliance is required or imposed by law, regulations or administrative practice as a precondition to an exemption from, or reduction in, such taxes, duties or charges. All payments by the Company to the Underwriters hereunder shall be considered exclusive of any value-added tax.]

(m) Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be a “foreign private issuer” as defined in Rule 405 under the Act at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Act and (ii) completion of the Lock-Up Period.

6. Free Writing Prospectus.

(a) Issuer Free Writing Prospectus. The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b) Compliance with Rule 433. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) Notices. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or a Written Testing-the-Waters Communication made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(d) Written Testing-the-Waters Communication. The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communication, other than the Testing-the-Waters Communication with the prior consent of the Representatives with investors that the Company reasonably believed to be qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act and otherwise in compliance with the requirements of Rule 163B under the Securities Act; (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II hereto; and (iii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.

7. Expenses. [Whether or not the transaction contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid [all costs, expenses and fees incident to the performance of its obligations under this Agreement and the Underwriters have the right to deduct the corresponding amounts as agreed between the Company and the Underwriters from any payment for the Firm Shares or the Option Shares, as the case may be, to the Company, including, without limiting the generality of the foregoing] the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and the American Depositary Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other similar taxes payable thereon and on the initial resale of the ADSs by the Underwriters, (iii) all expenses in connection with the qualification of the Shares and American Depositary Shares for offer and sale under state securities laws as provided in Section 5(b) above, including filing fees reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees in connection with the review and qualification of the offering of the Shares by FINRA, (v) and [the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Shares by FINRA in an amount not to exceed $30,000], (vi) all fees and expenses in connection with the preparation and filing of the Exchange Act registration statement and all costs and expenses incident to listing the ADSs on the New York Stock Exchange, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the presentations with the prior approval of the Company, travel, meals and lodging expenses of any such consultants and the Company’s representatives [(including the Underwriters and their employees), and the cost of any vehicle or aircraft chartered for the purpose of the testing-the-waters and the road show meetings], (ix) the document production charges and expenses associated with printing this Agreement, and (xi) all other reasonable costs and expenses solely for the purpose of the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Except as provided in this Section, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.]

8. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, on the date hereof and, at and as of such Time of Delivery will be, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462 (b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Opinion of U.S. Counsel for the Underwriters. Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, shall have furnished to you such written opinion and 10b-5 statement dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information from the Company as they may reasonably request to enable them to pass upon such matters. In rendering such opinion and 10b-5 statement, Davis Polk & Wardwell LLP may rely as to the incorporation of the Company and all other matters governed by Cayman Islands laws upon the opinion of Conyers Dill & Pearman and as to all matters governed by the laws of the PRC upon the opinions of CM Law Firm referred to below and the opinions of King & Wood Mallesons referred to below;

(c) Opinion of U.S. Counsel for the Company. Simpson Thatcher & Bartlett LLP, U.S. counsel for the Company, shall have furnished to you their written opinions and negative assurance letter dated such Time of Delivery, in form and substance satisfactory to you;

(d) Opinion of Hong Kong Counsel for the Company. Robertsons Solicitors and Notaries, Hong Kong counsel for the Company, shall have furnished to you their written opinions dated such Time of Delivery, in form and substance satisfactory to you;

(e) Opinion of PRC Counsel for the Underwriters. King & Wood Mallesons, PRC counsel for the Underwriters, shall have furnished to you such written opinion, dated such Time of Delivery, with respect to such matters as the Representatives may require, in form and substance satisfactory to you;

(f) Opinion of PRC Counsel for the Company. CM Law Firm, PRC counsel for the Company, shall have furnished to you their written opinion dated such Time of Delivery, in form and substance satisfactory to you;

(g) Opinion of Cayman Islands Counsel for the Company. Conyers Dill & Pearman, Cayman Islands counsel for the Company, shall have furnished to you their written opinion dated such Time of Delivery, in form and substance satisfactory to you;

(h) Opinion of Counsel for the Depositary. White & Case LLP, Counsel for the Depositary, shall have furnished to you their written opinion dated such Time of Delivery, in form and substance satisfactory to you;

(i) Comfort Letter. On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte Touche Tohmatsu Certified Public Accountants LLP, shall have furnished to you a “comfort” letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(j) No Material Adverse Change in Business. (i) Neither the Company nor any of the Controlled Entities shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus there shall not have been any Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;

(k) No Material Adverse Change. On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either U.S. Federal, New York State or PRC authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States, the Cayman Islands or the PRC or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the Cayman Islands, the PRC or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(l) Listing. The ADSs to be sold at such Time of Delivery shall have been duly listed on the New York Stock Exchange;

(m) Lock-up Agreement. The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from all directors, officers and existing shareholders of the Company at the time of the effectiveness of the Registration Statement substantially in the form set forth in Exhibit A-1 hereto (the “Lock-up Agreement”);

(n) Deposit Side Letter. The Company shall have delivered to the Underwriters executed copies of an agreement between the Company and the Depositary, in form and substance satisfactory to you, to the effect that during the Lock-Up Period the Depositary will not accept any Shares for deposit under the Deposit Agreement except pursuant to written authorization from you;

(o) Furnishing of Prospectuses. The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(p) Officer’s Certificate. The Company shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Company satisfactory to you in which such officers shall state that: the representations and warranties of the Company herein at and as of such Time of Delivery in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; subsequent to the dates of the most recent financial statements in the Prospectus and Pricing Prospectus, there has been no development or event having a Material Adverse Effect;

(q) CFO Certificate. The Chief Financial Officer of the Company shall have furnished to the Representatives, dated the date hereof and each Time of Delivery, a certificate in the form attached hereto as Exhibit B;

(r) Effectiveness of Deposit Agreement. The Deposit Agreement shall be in full force and effect; and

(s) Depositary’s Certificate. At each Time of Delivery, the Underwriters shall have received a certificate of the Depositary, in form and substance satisfactory to the Underwriters, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Shares underlying the ADSs to be purchased against the issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

9. Indemnification and Contribution

(a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)) and their respective directors, partners, officers, employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the “Exchange Act”) (each an “Indemnified Party”) as follows:

(i).

against any losses, claims, damages or liabilities (including any loss, liability, claim, damage and expense whatsoever as incurred to the extent of the aggregate amount paid in settlement of any litigation), joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any Written Testing-the-Waters Communications, or arise out of or are based upon such omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii).

against any and all reasonably incurred expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) above; and

(iii).

provided, however, that the Company shall not be liable in any such case under (i) or (ii) above to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The non-application of the indemnity provided for in this Section 9(a) in respect of any Indemnified Party shall not affect the application of such indemnity in respect of any other Indemnified Parties.

(b) Indemnification of Company. Each Underwriter will, severally and not jointly, to the same extent as the indemnity set forth in paragraph (a) above, indemnify and hold harmless the Company, its directors, officers (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities (including any loss, liability, claim, damage and expense whatsoever as incurred to the extent of the aggregate amount paid in settlement of any litigation) to which such Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow, or any Written Testing-the-Waters Communications, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Written Testing-the-Waters Communications, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the concession figure appearing in the third paragraph under the caption “Underwriting” in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus and (ii) the names and addresses of the Underwriters in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) Extension of Obligations. The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. Default of Underwriters.

(a) Arrangement after Occurrence of Default. If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such ADSs, or the Company notifies you that they have so arranged for the purchase of such ADSs, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b) Purchase by Non-defaulting Underwriter. If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed 10% of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) Termination. If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds 10% of the aggregate number of all the ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Termination of this Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the First Time of Delivery: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ, (ii) trading of any securities of the Company shall have been suspended on the NYSE, (iii) a material disruption in securities settlement, payment or clearance services in the United States or PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, any epidemic or pandemic, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the sole and absolute discretion of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the sole and absolute discretion of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in this Agreement.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except otherwise provided herein.

12. Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the ADSs. If the purchase of the ADSs by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company shall reimburse the Underwriters through you for all out-of-pocket costs and expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in connection with the offering of the ADSs, and the respective obligations of the Company and the Underwriters pursuant to Section 9 hereof shall remain in effect. In addition, if any ADSs have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5 shall also remain in effect.

13. Reliance on the Representatives. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given jointly by the Representatives. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, confirmed email or facsimile transmission to you as the representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, U.S.A.; China International Capital Corporation Hong Kong Securities Limited, 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong; Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong; if to the Company shall be delivered or sent by mail, confirmed email or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or an electronic communication constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. Absence of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

20. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Cogency Global Inc., as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

21. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22. Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified party is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Very truly yours, Full Truck Alliance Co. Ltd.

By:
Name: Hui Zhang
Title: Chairman and Chief Executive Officer

Accepted as of the date hereof on behalf of themselves and as Representatives of the several Underwriters:

Morgan Stanley & Co. LLC

By:
Name:
Title:

China International Capital Corporation Hong Kong Securities Limited

By:
Name:
Title:

Goldman Sachs (Asia) L.L.C. (Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

SCHEDULE I

	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Underwriter
Morgan Stanley & Co. LLC
Goldman Sachs (Asia) L.L.C.
China International Capital Corporation Hong Kong Securities Limited
UBS Securities LLC
Huatai Securities (USA), Inc.
Citigroup Global Markets Inc.
China Renaissance Securities (Hong Kong) Limited
Nomura Securities International, Inc.
CLSA Limited
Total

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Prospectus: [None]

(b)	Pricing Information other than the Pricing Prospectus:

(i)	Number of ADSs offered: [•], not including the Optional ADSs.

(ii)	Public offering price: $[•] per ADS.

(iii)	Settlement date: [•], 2021.

EXHIBIT A-1

FORM OF LOCK-UP AGREEMENT

[•], 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

U.S.A.

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street, Central

Hong Kong

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

As representatives (the “Representatives”) of the underwriters named in Schedule I to the Underwriting Agreement (as defined below)

Re:	Full Truck Alliance Co. Ltd.

Ladies and Gentlemen:

As an inducement to the Representatives to execute the Underwriting Agreement (the “Underwriting Agreement”) on behalf of the underwriters named in Schedule I thereto (collectively, the “Underwriters”), pursuant to which an initial public offering (the “Offering”) will be made that is intended to result in the establishment of a public market for Class A ordinary shares (the “Ordinary Shares”) of Full Truck Alliance Co. Ltd., and any successor (by merger or otherwise) thereto, (the “Company”), in the form of American Depositary Shares (the “ADS”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Ordinary Shares or ADSs or securities convertible into or exchangeable or exercisable for any Ordinary Shares or ADSs, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC or with respect to which the undersigned has or hereinafter acquires the power of disposition (collectively, the “Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the U.S. Securities Act of 1933, as amended. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Offering. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other similar transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Securities even if such sale or disposition would be conducted by someone other than the undersigned. Such prohibited hedging or other similar transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the undersigned’s Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement until the date that is 180 days after the public offering date set forth on the final prospectus used to sell the ADSs pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Securities (i) in transactions relating to undersigned’s Securities acquired in open market transactions after the completion of the Offering; (ii) in transactions relating to undersigned’s Securities acquired from the Underwriters in the Offering; (iii) as a bona fide gift or gifts, or by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement, or through will or intestacy, provided that each donee, distributee or transferee thereof agrees to be bound in writing by the restrictions set forth herein, (iv) to immediate family members for the direct or indirect benefit of such family member, provided that each transferee thereof agrees to be bound in writing by the restrictions set forth herein; (v) to any trust for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; (vi) if the undersigned is a partnership, limited liability company, corporation or other business entity, to direct or indirect limited partners, or members, shareholders or “affiliates” (as such term is defined in Rule 12b-2 under the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such general partner, partnership or fund), provided that each transferee thereof agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; (vii) the conversion of any outstanding securities into the Securities as described in the final prospectus relating to the Offering, provided that such Securities shall remain subject to the terms of this Lock-Up Agreement for the remainder of the Lock-up Period; and, in each of (iv), (v) and (vi), provided further that the undersigned does not effect any public filing or report regarding such transfers . For purposes of this Lock-Up Agreement, “immediate family members” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Nothing in this Lock-Up Agreement shall be deemed to prohibit (i) any transfer of any undersigned’s Securities to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans or in connection with tax or other obligations as a result of testate succession or intestate distribution, (ii) any transfer of undersigned’s Securities pursuant to any contractual arrangement that provides for the repurchase of undersigned’s Securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or any subsidiaries of the Company; (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of undersigned’s Securities, provided that such plan does not provide for the transfer of any undersigned’s Securities during the Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of undersigned’s Securities may be made under such plan during the Lock-Up Period, or (iv) the exercise of any rights to acquire any undersigned’s Securities by means of cash or cashless exercises or the disposition of undersigned’s Securities to the Company, or exchange or conversion of any stock options or any other securities convertible into or exchangeable or exercisable for undersigned’s Securities granted pursuant to the Company’s equity incentive plans, provided that any undersigned’s Securities received upon such exercise, exchange or conversion (after taking into account any surrender of Securities in satisfaction of payment of the exercise price or any tax obligations in connection with a cashless option exercise) shall be subject to the terms of this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. The undersigned hereby also agrees and consents to the entry of such stop transfer instructions with the Company’s transfer agent and registrar.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned understands that the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation in good faith between the Company and the Representatives.

Notwithstanding anything herein to the contrary, if (i) the closing of the Offering has not occurred on or prior to September 30, 2021, (ii) the Company files an application to withdraw the Registration Statement on Form F-1 relating to the Public Offering, (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to the closing of the Offering, (iv) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, or (v) the Lock-Up Period expires, whichever is the earliest, then, this Lock-Up Agreement shall automatically terminate and be of no further force or effect, and the undersigned shall be automatically released from all obligations hereunder.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

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By:
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Name:
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Title:
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EXHIBIT B

FORM OF CFO CERTIFICATE